Oppenheimer High Yield Fund
Exhibit 24(b)(16) to Form N-1A
Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

Distribution    Amount From           Amount From
Reinvestment    Investment            Long or Short-Term   Reinvestment
(Ex)Date        Income                Capital Gains           Price

Class A Shares
07/25/85             $0.2000          $0.0000              $17.010
08/22/85              0.2000           0.0000               16.950
09/19/85              0.2000           0.0000               16.980
10/24/85              0.2000           0.0000               16.910
11/21/85              0.2000           0.0000               17.000
12/19/85              0.2000           0.0000               17.190
01/23/86              0.2000           0.0000               17.080
02/20/86              0.2000           0.0000               16.990
03/26/86              0.2000           0.0000               17.420
04/24/86              0.2000           0.0000               17.520
05/22/86              0.1800           0.0000               17.560
06/19/86              0.1800           0.0000               17.460
07/24/86              0.1800           0.0000               16.830
08/21/86              0.1800           0.0000               16.670
09/18/86              0.1800           0.0000               16.650
10/23/86              0.1800           0.0000               16.690
11/20/86              0.1800           0.0000               16.900
12/18/86              0.1800           0.0000               16.770
01/22/87              0.1800           0.0000               17.010
02/19/87              0.1800           0.0000               17.200
03/19/87              0.1800           0.0000               17.320
04/23/87              0.1800           0.0000               17.210
05/21/87              0.1800           0.0000               16.850
06/18/87              0.1800           0.0000               16.970
07/22/87              0.1800           0.0000               16.960
08/19/87              0.1800           0.0000               17.000
09/17/87              0.1800           0.0000               16.800
10/21/87              0.1800           0.0000               15.880
11/18/87              0.1800           0.0000               15.870
12/22/87              0.1800           0.0000               15.600
01/20/88              0.1800           0.0000               15.890
02/16/88              0.1800           0.0000               15.960
03/16/88              0.1800           0.0000               15.710
04/20/88              0.1800           0.0000               15.770
05/18/88              0.1600           0.0000               15.720
06/15/88              0.1600           0.0000               15.830
07/20/88              0.1600           0.0000               15.810
08/17/88              0.1600           0.0000               15.730
09/21/88              0.1600           0.0000               15.780
10/19/88              0.1600           0.0000               15.750
11/16/88              0.1600           0.0000               15.620
12/21/88              0.1600           0.0000               15.530
01/18/89              0.1600           0.0000               15.470
02/15/89              0.1600           0.0000               15.500
03/15/89              0.1600           0.0000               15.430
04/19/89              0.1600           0.0000               15.310
05/17/89              0.1600           0.0000               15.340
06/21/89              0.1600           0.0000               15.350
07/19/89              0.1600           0.0000               15.310
08/16/89              0.1600           0.0000               15.290
09/20/89              0.1600           0.0000               15.090
10/18/89              0.1600           0.0000               14.810
11/15/89              0.1600           0.0000               14.530
12/20/89              0.1600           0.0000               14.360
01/24/90              0.1600           0.0000               14.070
02/21/90              0.1600           0.0000               13.610
03/21/90              0.1600           0.0000               13.560
04/18/90              0.1600           0.0000               13.600
05/23/90              0.1600           0.0000               13.510
06/20/90              0.1600           0.0000               13.550
07/18/90              0.1600           0.0000               13.540
08/22/90              0.1600           0.0000               13.080
09/19/90              0.1600           0.0000               12.810
10/24/90              0.1600           0.0000               12.200
11/21/90              0.1600           0.0000               12.010
12/19/90              0.1600           0.0000               11.900
01/23/91              0.1600           0.0000               11.900
02/20/91              0.1600           0.0000               12.220
03/20/91              0.1600           0.0000               12.800
04/24/91              0.1600           0.0000               13.080
05/22/91              0.1600           0.0000               12.900
06/26/91              0.1600           0.0000               13.020
07/24/91              0.1600           0.0000               13.260
08/21/91              0.1600           0.0000               13.150
09/18/91              0.1600           0.0000               13.250
10/16/91              0.1600           0.0000               13.260
11/20/91              0.1600           0.0000               13.310
12/18/91              0.1450           0.0000               13.120
01/15/92              0.1450           0.0000               13.410
02/19/92              0.1450           0.0000               13.700
03/18/92              0.1450           0.0000               13.770
04/15/92              0.1450           0.0000               13.690
05/20/92              0.1300           0.0000               13.730
06/17/92              0.1300           0.0000               13.740
07/15/92              0.1300           0.0000               13.680
08/19/92              0.1300           0.0000               13.790
09/16/92              0.1300           0.0000               13.700
10/21/92              0.1300           0.0000               13.410
11/18/92              0.1300           0.0000               13.370
12/16/92              0.1300           0.0000               13.350
01/20/93              0.1300           0.0000               13.430
02/17/93              0.1300           0.0000               13.610
03/17/93              0.1300           0.0000               13.750
04/21/93              0.1300           0.0000               13.820
05/19/93              0.1300           0.0000               13.840
06/16/93              0.1300           0.0000               14.010
07/21/93              0.1300           0.0000               14.210
08/18/93              0.1300           0.0000               14.130
09/30/93              0.1300           0.0000               14.060
10/29/93              0.1130           0.0000               14.300
11/30/93              0.1130           0.0000               14.330
12/31/93              0.1130           0.0000               14.500
01/31/94              0.1130           0.0000               14.760
02/28/94              0.1130           0.0000               14.590
03/31/94              0.1130           0.0000               13.980
04/29/94              0.1130           0.0000               13.720
05/31/94              0.1130           0.0000               13.770
06/30/94              0.1130           0.0000               13.630
07/29/94              0.1130           0.0000               13.530
08/31/94              0.1130           0.0000               13.400
09/30/94              0.1130           0.0000               13.400
10/31/94              0.1130           0.0000               13.260
11/30/94              0.1130           0.0000               13.030
12/30/94              0.1060           0.0000               12.830
01/31/95              0.1060           0.0000               12.800
02/28/95              0.1060           0.0000               13.000
03/31/95              0.1060           0.0000               12.920
04/28/95              0.1060           0.0000               13.090
05/31/95              0.1060           0.0000               13.270
06/30/95              0.1060           0.0000               13.220
Class B Shares
05/19/93              0.1250           0.0000               13.820
06/16/93              0.1220           0.0000               13.990
07/21/93              0.1200           0.0000               14.170
08/18/93              0.1210           0.0000               14.090
09/30/93              0.1170           0.0000               14.020
10/29/93              0.1029           0.0000               14.260
11/30/93              0.1034           0.0000               14.290
12/31/93              0.1055           0.0000               14.460
01/31/94              0.1047           0.0000               14.710
02/28/94              0.1045           0.0000               14.540
03/31/94              0.1023           0.0000               13.920
04/29/94              0.1052           0.0000               13.660
05/31/94              0.1045           0.0000               13.710
06/30/94              0.1042           0.0000               13.570
07/29/94              0.1038           0.0000               13.470
08/31/94              0.1037           0.0000               13.340
09/30/94              0.1040           0.0000               13.340
10/31/94              0.1049           0.0000               13.200
11/30/94              0.1047           0.0000               12.970
12/30/94              0.0975           0.0000               12.770
01/31/95              0.0976           0.0000               12.740
02/28/95              0.0982           0.0000               12.940
03/31/95              0.0969           0.0000               12.860
04/28/95              0.0982           0.0000               13.030
05/31/95              0.0974           0.0000               13.200
06/30/95              0.0971           0.0000               13.150

1.  Average Annual Total Returns for the Periods Ended 06/30/95:

   The formula for calculating average annual total return is as follows:

         1                        ERV n
   --------------- = n           (---) - 1 = average annual total return
   number of years            P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maximum sales charge of 4.75%:

  One Year                        Five Year

  $1,020.02 1               $1,679.26 .2
 (---------)  - 1 =  2.00%    (---------)   - 1 = 10.92%
   $1,000                     $1,000

  Ten Year

  $2,555.47 .1
 (---------)  - 1 =  9.84%
   $1,000

Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 3.00% for the inception year:

  One Year                        Inception

  $1,013.64 1               $1,129.68 .4633
 (---------)  - 1 =  1.36%    (---------)   - 1 =  5.81%
   $1,000                     $1,000



1. Average Annual Total Returns for the Periods Ended 06/30/95
(continued):

Examples at NAV:

Class A Shares

  One Year                        Five Year

  $1,070.86 1               $1,762.99 .2
 (---------)  - 1 =  7.09%    (---------)   - 1 = 12.01%
   $1,000                      $1,000

  Ten Year

  $2,682.80 .1
 (---------)  - 1 = 10.37%
   $1,000


Class B Shares

  One Year                        Inception

  $1,062.09 1               $1,158.09 .4633
 (---------)  - 1 =  6.21%    (---------)   - 1 = 7.04%
   $1,000                      $1,000



2.  Cumulative Total Returns for the Periods Ended 06/30/95:

    The formula for calculating cumulative total return is as follows:

      (ERV - P) / P  =  Cumulative Total Return


Class A Shares

Examples, assuming a maximum sales charge of 4.75%:

    One Year                          Five Year

    $1,020.02 - $1,000                     $1,679.26 - $1,000
    ------------------  =   2.00%          ------------------  = 67.93%
       $1,000                              $1,000

    Ten Year

    $2,555.47 - $1,000
    ------------------  = 155.55%
       $1,000


Oppenheimer High Yield Fund
Page 6



2.  Cumulative Total Returns for the Periods Ended 06/30/95
(continued):

Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 3.00% for the inception year:

    One Year                          Inception

    $1,013.64 - $1,000                     $1,129.68 - $1,000
    ------------------  =   1.36%          ------------------  = 12.97%
       $1,000                              $1,000



Examples at NAV:

Class A Shares

    One Year                          Five Year

    $1,070.86 - $1,000                     $1,762.99 - $1,000
    ------------------  =   7.09%          ------------------  = 76.30%
         $1,000                                   $1,000

    Ten Year

    $2,682.80 - $1,000
    ------------------  = 168.28%
         $1,000


Class B Shares

    One Year                          Inception

    $1,062.09 - $1,000                     $1,158.09 - $1,000
    ------------------  =   6.21%          ------------------  = 15.81%
         $1,000                                   $1,000

3.  Standardized Yield for the 30-Day Period Ended 06/30/95:

    The Fund's standardized yields are calculated using the following formula set forth in the SEC rules:

                           a - b              6
              Yield =  2 { (--------  +  1 )  -  1 }
                          cd or ce

      The symbols above represent the following factors:

        a = Dividends and interest earned during the 30-day period.
        b = Expenses accrued for the period (net of any expense
             reimbursements).
        c = The average daily number of Fund shares outstanding during the 30-day period that were entitled to receive dividends. d = The Fund's maximum offering price (including sales charge)
             per share on the last day of the period.
        e = The Fund's net asset value (excluding contingent deferred sales charge) per share on the last day of the period.


Class A Shares

Example, assuming a maximum sales charge of 4.75%:


            $9,312,594.62 - $921,111.55        6
         2{(--------------------------- +  1)  - 1}  = 9.17%
              80,609,268  x  $13.88




Class B Shares

Example at NAV:


            $1,627,693.53 - $286,615.51         6
         2{(---------------------------  +  1)  - 1}  = 8.80%
              14,156,342  x  $13.15





4.  DIVIDEND YIELDS FOR THE 30-DAY PERIOD ENDED 06/30/95:

    The Fund's dividend yields are calculated using the following formula:


           Dividend Yield  =  ( a * 12 ) / b or c

     The symbols above represent the following factors:

      a = The dividend earned during the period.
b = The Fund's maximum offering price (including sales charge)
          per share on the last day of the period.
      c = The Fund's net asset value (excluding sales charge) per share on the last day of the period.

     Examples :

Class A Shares

     Dividend Yield        (    $0.1060000      *  12 )  /  $13.88  =
9.16%                      at Maximum Offer:

Dividend Yield        (    $0.1060000      *  12 )  /      $13.22  =  9.62%
at Net Asset Value:

     Class B Shares

     Dividend Yield        (    $0.0971290      *  12 )  /  $13.15  =
8.86%                      at Net Asset Value: